UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

SBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Executive Parkway, Suite 200 San Ramon, CA		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 355-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2007, SBE, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger and Reorganization, referred to in this report as the merger agreement, with Cold Winter Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of SBE, referred to in this report as Merger Sub, and Neonode Inc., a Delaware corporation.  The merger agreement contemplates that, subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Neonode, with Neonode continuing after the merger as the surviving corporation and a wholly-owned subsidiary of SBE. It is anticipated that SBE’s name will be changed to “Neonode Inc.” in connection with the completion of the merger. The securities offered in the merger will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Although the exact number of shares to be issued in the merger will be determined at closing according to a formula contained in the merger agreement, it is currently estimated that SBE will issue approximately 57 million shares of its common stock in exchange for outstanding shares of Neonode common stock and will assume options and warrants exercisable for approximately 17 million additional shares of SBE common stock.

SBE expects to complete the transaction in its second fiscal quarter, subject to satisfaction of closing conditions set forth in the merger agreement. In addition to customary closing conditions, the transaction is subject to the approval of the SBE and Neonode stockholders and a reverse split of SBE’s outstanding common stock. The number of shares referenced above is presented on a pre-split basis. After the merger is completed, the combined company's headquarters will be in Stockholm, Sweden, where Neonode’s corporate headquarters and research and development activities are located. The combined company’s stock is expected to continue to trade on the Nasdaq Capital Market.

The Board of Directors of SBE has unanimously approved the merger agreement.  Neonode and SBE have made customary representations, warranties and covenants in the merger agreement.  Neonode’s and SBE’s covenants include, among others, that (i) each company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the merger agreement and the effective time of the merger, except that SBE may complete its proposed sale of its embedded business to One Stop Systems, Inc., (ii) each company will not engage in certain types of transactions during such interim period, (iii) each company will call, hold and convene a meeting of its stockholders to consider adoption of the merger agreement, (iv) subject to certain exceptions, the Board of Directors of each company will recommend to its stockholders that they adopt the merger agreement, (v) neither company will solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, neither company will enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

SBE intends to file a proxy statement in connection with the meeting of SBE stockholders to be held with respect to the proposed merger.  Completion of the merger is subject to customary closing conditions, including, among other things, (i) adoption of the merger agreement by Neonode’s and SBE’s stockholders; (ii) the absence of any order or injunction prohibiting the consummation of the merger; (iii) the accuracy of the representations and warranties of each party and (iv) compliance of each party with its covenants. In addition, the completion of SBE’s proposed sale of its embedded business and the execution of six-month lockup agreements by all holders of Neonode securities are conditions to closing.

The merger agreement contains certain termination rights for both SBE and Neonode, and further provides that, upon a party’s termination of the merger agreement under specified circumstances, such party may be required to pay the other party a termination fee. This description of the merger agreement is qualified in its entirety by the terms and conditions of the merger agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

In connection with the execution of the merger agreement, the holders of approximately 67% of Neonode’s outstanding capital stock entered into a voting agreement with SBE and Merger Sub pursuant to which, among other things, such holders agreed with SBE and Merger Sub to vote in favor of the merger and, subject to certain exceptions, agreed not to dispose of any shares of Neonode common stock held by such parties prior to the consummation of the merger.

The merger agreement provides investors with information regarding the terms of the proposed merger.  It is not intended to provide any other factual information about SBE or Neonode.  In addition, the merger agreement contains representations and warranties of each of the parties to the merger agreement and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the merger agreement.  The parties reserve the right to, but are not obligated to, amend or revise the merger agreement.  In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

On January 22, 2007, we issued a press release announcing the execution of the merger agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, SBE intends to file with the Securities and Exchange Commission, or SEC, a proxy statement on Schedule 14A that will be mailed to the stockholders of SBE. INVESTORS AND SECURITY HOLDERS OF SBE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about SBE, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and the other materials at www.sbei.com, or obtain copies of such material by request to SBE’s Corporate Secretary at: SBE, Inc., 4000 Executive Parkway, Suite 200, San Ramon, CA 94583.

SBE and its officers and directors may be deemed to have participated in the solicitation of proxies from SBE's stockholders in favor of the approval of the merger. Information concerning SBE's directors and executive officers is set forth in the publicly filed documents of SBE. Stockholders may obtain more detailed information regarding the direct and indirect interests of SBE and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated January 19, 2007, among SBE, Inc., Neonode Inc. and Cold Winter Acquisition Corporation.
99.1	Press Release, dated January 22, 2007, entitled “SBE and Neonode Announce Execution of Merger Agreement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SBE, Inc.

Dated: January 19, 2007	By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated January 19, 2007, among SBE, Inc., Neonode Inc. and Cold Winter Acquisition Corporation.
99.1	Press Release, dated January 22, 2007, entitled “SBE and Neonode Announce Execution of Merger Agreement.”